UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NAC GLOBAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Charter)

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NAC GLOBAL TECHNOLOGIES, INC.

1800 West Loop South, Suite 1115

Houston, Texas 77027

To the holders of common stock of NAC Global Technologies, Inc.:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.001 per share (the “Common Stock”), of NAC Global Technologies, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our” or similar terminology). The purpose of the Information Statement is to notify the Company’s stockholders that, on November 3, 2016, in lieu of a meeting of the Company’s Board of Directors (the “Board”) and in lieu of a meeting of the Company’s stockholders, respectively, and pursuant to Sections 78.315, 78.320 and 78.390 of the Nevada Revised Statutes, the Board and the holders of approximately 69.9% of our outstanding Common Stock as of November 3, 2016 have taken and approved the following actions by joint written consent:

1.	To amend Article THREE of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to authorize the issuance of up to 10,000,000 shares of preferred stock from time to time in one or more series as determined in the discretion of the Board;

2.	To amend Article THREE of the Articles of Incorporation to effect a reverse stock split of the outstanding shares of the outstanding Common Stock (the “Reverse Stock Split”) at an exchange ratio of between one-for-fifty and one-for-two hundred, with such final ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion; and

3.	To amend Article ONE of the Articles of Incorporation to change the name of the Company to BE Industries Inc.

The accompanying Information Statement is being provided to you for your information pursuant to the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the actions taken by the Voting Stockholders. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders who collectively hold more than a majority of the issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about November 15, 2016. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was November 3, 2016. We anticipate an effective date for the corporate actions described herein as soon as possible but not less than 20 days from the date this Information Statement is first mailed to our stockholders.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.  THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/ Vincent Genovese
Vincent Genovese
Chief Executive Officer

November 3, 2016

NAC GLOBAL TECHNOLOGIES, INC.

1800 West Loop South, Suite 1115

Houston, Texas 77027

INFORMATION STATEMENT REGARDING

ACTIONS TAKEN BY WRITTEN CONSENT OF

THE MAJORITY STOCKHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of NAC Global Technologies, Inc. (the “Company,” “we,” “us,” “our” or similar terminology) in connection with the actions to be taken by us as a result of a joint written consent in lieu of a meeting of the Company’s Board of Directors (the “Board”) and the Company’s majority stockholders, respectively, pursuant to Sections 78.315, 78.320 and 78.390 of the Nevada Revised Statutes (“NRS”), dated November 3, 2016.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to all holders (the “Stockholders”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify such Stockholders that, on November 3, 2016, the Board and two stockholders of the Company, AM Dream Holdings LLC (“AM Dream”) and Filippo Puglisi (collectively with AM Dream, the “Voting Stockholders”), holding approximately 69.9% of our outstanding Common Stock as of November 2, 2016, have taken and approved the following actions (the “Corporate Actions”) by joint written consent:

1.	To amend Article THREE of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to authorize the issuance of up to 10,000,000 shares of preferred stock from time to time in one or more series as determined in the discretion of the Board (the “Preferred Authorization”);

2.	To amend Article THREE of the Articles of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of Common Stock at an exchange ratio between one-for-fifty and one-for-two hundred, with such final ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion; and

3.	To amend Article ONE of the Articles of Incorporation to change the name of the Company to BE Industries Inc. (the “Name Change”).

This Information Statement is being sent to the Stockholders to notify them of the Corporate Actions being taken and shall constitute notice to the Stockholders that the Voting Stockholders have taken action by written consent pursuant to Section 78.320 of the NRS. The ability to proceed without a special meeting of the Stockholders to approve, adopt and/or ratify the Corporate Actions is authorized by Section 78.320 of the NRS, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

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As of November 3, 2016 (the “Record Date”), there were 118,657,014 shares of Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. The required vote for approval of the Corporate Actions was a majority of the issued and outstanding shares of Common Stock. On November 3, 2016, the Voting Stockholders, as the holders of record of approximately 69.9% of the outstanding shares of our voting stock on such date, executed a joint written consent adopting, approving the Corporate Actions. Because we have obtained sufficient Stockholder approval of the Corporate Action, no other consents or votes will be solicited in connection with this Information Statement.

When actions are taken by written consent of the stockholders, Rule 14c-2 of the Exchange Act requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying Notice of Stockholder Action by Written Consent constitute notice to you of the action of the Voting Stockholders by written consent as required by Rule 14c-2 of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under the Exchange Act, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

In accordance with the foregoing, this Information Statement is expected to be mailed on or about November 15, 2016 to the Stockholders and is being delivered to inform the Stockholders of the Corporate Actions described herein in accordance with Rule 14c-2 of the Exchange Act.

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DESCRIPTIONS OF STOCKHOLDER ACTIONS

Authorization of Issuance of Preferred Stock

Introduction

As a result of certain share exchange transaction (the “Share Exchange”) consummated in August 2016, the Company acquired additional business operations. In order to seek additional financing for the Company's expanded operations, the Board has determined that it will be necessary to issue one or more series of preferred stock. In the Board’s view, the Preferred Authorization will provide the Company with more flexibility to consummate financing transactions that are required to fund the Company’s operations.

As stated above, on November 3, 2016, the Board and the Voting Stockholders, acting by joint written consent, approved the amendment to the Articles of Incorporation to effect the Preferred Authorization.

Purpose of Corporate Action

The purpose of the Preferred Authorization is to accommodate the Company’s future financing plans and related corporate initiatives.

Vote Required

Section 78.390 of the NRS requires the affirmative vote of a majority of the outstanding shares of Common Stock to approve the Preferred Authorization and adopt the Certificate of Amendment.

Reverse Stock Split

Introduction

The Board believes the Reverse Stock Split is necessary and advisable in order for the Company to maintain its financing and capital raising ability and, potentially and ultimately, assist the Company in establishing a viable public market for the Common Stock (as the public price of the Common Stock will increase proportionally as a result of the Reserve Stock Split). The Reverse Stock Split will also allow for the exercise of certain Common Stock warrants (the “Exchange Warrants”) which were issued to the Voting Stockholders as part of the Share Exchange, thus eliminating such warrants from the Company’s capital structure. As such, it is the Board’s view that the Reverse Stock Split will better position the Company to operate as a public company.

As stated above, on November 3, 2016, the Board and the Voting Stockholders, acting by joint written consent, approved a reverse stock split of all the issued and outstanding shares of the Common Stock at an exchange ratio between one-for-fifty and one-for-two hundred with such final ratio and timing for the implementation for the Reverse Stock Split to be determined at the sole discretion of the Board.

Effecting the Reverse Stock Split requires that Article THREE of the Certificate of Incorporation be amended to include a reference to the Reverse Stock Split. The Amendment, which will not be filed until at least 20 days following the date of distribution of this Information Statement to the Stockholders, will be effective upon the filing of such Amendment to the Certificate of Incorporation in the form attached as Annex A with the Secretary of State of Nevada with such filing to occur, if at all, at the sole discretion of the Board.

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A principal intents of the Reverse Stock Split would be to streamline the Company’s capital structure and make it more feasible for the Company to raise third party equity funding. Based on discussions with our advisors, we believe the Reverse Stock Split would increase our chances of raising funding by: (i) increasing the price of our Common Stock to levels that might attract a broader audience of potential investors (as of November 3, 2016, the closing price of our Common Stock was $0.05) and (ii) lower our the number of our outstanding shares of Common Stock, resulting in a capitalization for our Company that might attract a broader audience of potential investors. A higher stock price could allow us, whether in connection with a financing or otherwise, to explore a potential listing on a more senior stock exchange such as the Nasdaq Capital Market or the NYSE MKT LLC.

One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our Stockholders since each Stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such Stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split.

The Reverse Stock Split would not alter our authorized shares of Common Stock, which would remain at 150,000,000 authorized shares. The decrease in the outstanding shares of Common Stock would thus allow a sufficient number of shares of Common Stock to be authorized to permit the exercise of the Exchange Warrants in full. The Exchange Warrants provide for the purchase of up to a total of 737,341,257 shares of Common Stock at an exercise price of $0.000001 per share, subject to adjustments set forth in the Exchange Warrant. AM Dream holds 457,151,579 Exchange Warrants and Mr. Puglisi holds 280,189,678 Exchange Warrants. The Exchange Warrants are exercisable for a term of 10 years from the date of issuance and the Exchange Warrants includes a cashless exercise feature. The number of shares of Common Stock to be delivered upon exercise of the Exchange Warrants (and the related exercise price) is subject to adjustment for subdivision or consolidation of shares, certain dividends and distributions and other customary dilutive events and equitable adjustments, which would include the Reserve Stock Split. See “Security Ownership of Certain Beneficial Owners and Management” for further information.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Stock Split based on 118,657,014 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for-fifty Reverse Split	Assuming a one-for-two hundred Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	118,657,014	2,373,141	593,286

Although the Reverse Stock Split will not have any dilutive effect on the Stockholders, the proportion of shares of Common Stock owned by Stockholders relative to the number of shares of Common Stock authorized for issuance may decrease because the Reverse Stock Split will not change the authorized number of shares of Common Stock. Following the Reverse Stock Split, the remaining authorized shares may be used for various purposes, including, without limitation, exercise of the Exchange Warrants as described above, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

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Reasons for the Reverse Stock Split

The Board’s primary objective in effecting the Reverse Stock Split will be to enable the Board, if necessary or if the Board otherwise desires, to facilitate capital raising by the Company by attracting a broader audience of potential investors. Our Board believes that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

While we believe that we will likely implement the Reverse Stock Split in connection with contemplated financing activities, we cannot assure you that the Board will ultimately determine to effect the Reverse Stock Split or if effected, at what ratio it will be effected or that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease significantly (including to its pre-split level) or that our market capitalization will be equal to the market capitalization before the Reverse Stock Split.

The Reverse Stock Split would not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Disadvantages of the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our Common Stock by up to a factor of 200. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual Stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of Stockholders who hold less than a “round lot,” or 100 shares. This would have the disadvantage that the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing Stockholders in the event they wish to sell all or a portion of their position.

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Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our Stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. There is presently very limited liquidity in the public market for the Common Stock, and no assurances can be given that such liquidity will develop in the future, whether as a result of the Reverse Stock Split or otherwise.

Effecting the Reverse Stock Split

Any time 20 calendar days following the date of the distribution of this Information Statement to the Stockholders, if our Board concludes that it is in the best interests of our Company and our Stockholders to effect the Reverse Stock Split, the Certificate of Amendment will be filed with the Secretary of State of Nevada. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Nevada to effect the Reverse Stock Split will be determined by our Board in its discretion. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our Stockholders.

The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”). Upon the filing of the Certificate of Amendment, without further action on our part or our Stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be consolidated into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 1,500 shares of our Common Stock, you would hold 30 shares of our Common Stock following the Reverse Stock Split if the ratio is one-for-fifty or you would hold 8 shares of our Common Stock if the ratio is one-for-two hundred.

Effect on Outstanding Shares of Common Stock, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each Stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities (including the Exchange Warrants), will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for-fifty Reverse Split	Assuming a one-for-two hundred Reverse Split
Warrants*	766,113,057	15,322,262	383,057

*              Includes 457,151,579 shares of Common Stock issuable upon exercise of the Exchange Warrants held by AM Dream (an affiliate of Antonio Monesi, our President) and 280,189,678 shares of Common Stock issuable upon exercise of the Exchange Warrants held by Filippo Puglisi, our Chief Financial Officer.

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Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Stock Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 1,662 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

On or after the Effective Time, we will mail a letter of transmittal to each Stockholder. Each Stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the Stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each Stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that Stockholder’s properly completed letter of transmittal and old stock certificate(s). A Stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that Stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These Stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a Stockholder holds registered shares in book-entry form with our transfer agent, the Stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Stock Split, the authorized number of shares of our Common Stock will not be decreased in proportion with the Reverse Stock Split ratio.

Vote Required

Section 78.390 of the NRS requires the affirmative vote of a majority of the outstanding shares of our Common Stock to approve the Reverse Stock Split.

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Name Change

Introduction

Subsequent to the Share Exchange, the focus of the Company’s operations has shifted to equipment and related services for the energy sector. As such, the Board has determined that it is necessary and advisable to change the Company’s name to better reflect its new business direction. On November 3, 2016, the Board and the Voting Stockholders, acting by joint written consent, approved the Name Change and an amendment to the Articles of Incorporation to effect the Name Change.

Purpose of the Corporate Action

The purpose of the Name Change is to better reflect the nature of the Company’s business operations subsequent to the Share Exchange.

Vote Required

Section 78.390 of the NRS requires the affirmative vote of a majority of the outstanding shares of our Common Stock to approve the amendment to Articles of Incorporation to effect the Name Change.

Dissenters’ Rights of Appraisal

Under the NRS, Stockholders are not entitled to appraisal rights with respect to the Corporate Actions.

Proposals by Security Holders

No Stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

As stated above, the number of securities held by our officers and directors will be adjusted as a result of the Reverse Split. In connection with the Share Exchange, we issued the Exchange Warrants to Filippo Puglisi, our Chief Financial Officer, and AM Dream, a limited liability company wholly owned by Antonio Monesi, our President. The Reverse Split will allow the Company to reserve sufficient shares of Common Stock for Mr. Puglisi and AM Dream to fully exercise their Exchange Warrants.

Other than the aforementioned interest, we are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to any of the Corporate Actions.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the Company had 118,657,014 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on the Record Date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date.

	Amount and nature of Beneficial Ownership of Common Stock(2)%		Amount and nature of Beneficial Ownership of Common Stock after exercise of Warrants(3)		%(4)
Name and Address of Beneficial Owners(1)
Vincent Genovese	16,013,589	13.45%	16,013,589		1.87%
Antonio Monesi(5)	51,460,000	43.4%	508,611,579	(6)	59.4%
Filippo Puglisi	31,540,000	26.46%	311,729,678	(7)	36.4%
Edward C. Haversang	673,103	*	673,103		*
All directors and officers as a group (4 persons)	99,686,692	84.1%	837,027,949		97.8%

* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 1800 West Loop South, Suite 1115, Houston, TX 77027.
(2)	Assuming that none of the warrants issued in the Share Exchange are exercisable within 60 days, since the Company has an insufficient number of authorized shares of Common Stock to support the full amount of the warrants.
(3)	The Exchange Warrants issued in the Share Exchange are exercisable at $0.000001 per share at such time as the number of authorized shares of Common Stock is increased to permit the exercise of the warrants.
(4)	Assuming that both AM Dream and Mr. Puglisi exercise their Exchange Warrants in full when they can do so. If AM Dream exercises its Exchange Warrant in full, but Mr. Puglisi does not, the applicable ownership percentage for Mr. Monesi and AM Dream would be 88.3%. If Mr. Puglisi exercises his Exchange Warrant in full, but AM Dream does not, the applicable ownership percentage for Mr. Puglisi would be 78.2%.
(5)	Mr. Monesi is the sole member and manager of AM Dream, a Nevada limited liability company, and has the sole voting and dispositive power over shares held by AM Dream.
(6)	Includes 457,151,579 shares of Common Stock issuable upon exercise of the warrants held by AM Dream.
(7)	Includes 280,189,678 shares of Common Stock issuable upon exercise of the warrants held by Mr. Puglisi.

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ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and any reports prior to or subsequent to that date. These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 1800 West Loop South, Suite 1115, Houston, Texas 77027.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Company at 1800 West Loop South, Suite 1115, Houston, Texas 77027, Attn: Vincent Genovese. Mr. Genovese will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement to the Company at 1800 West Loop South, Suite 1115, Houston, Texas 77027, Attn: Vincent Genovese.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By:	Order of the Board of Directors

/s/ Vincent Genovese
Name: Vincent Genovese
Title: Chief Executive Officer

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ANNEX A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

NAC GLOBAL TECHNOLOGIES, INC.

(Pursuant to NRS 78.385 and 78.390)

NAC Global Technologies, Inc., a corporation duly organized and existing under and by virtue of the Nevada Revised Statutes (the “Corporation”), does hereby certify that:

Article 11 of the Corporation’s Articles of Incorporation (the “Articles of Incorporation”) on the date hereof, permitting such action to be taken.

FIRST:  The Corporation filed its original Articles of Incorporation with the Secretary of State of Nevada on August 31, 2001.

SECOND:   The Corporation filed a Certificate of Amendment with the Secretary of State of Nevada on September 9, 2003, February 5, 2014 and July 15, 2014, respectively, and a Certificate of Change on August 18, 2008.

THIRD:   The Corporation’s Board of Directors, in accordance with Section 78.315 of the Nevada Revised Statutes, as amended (the “NRS”), by written consent filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Corporation’s Articles were approved:

Article I “NAME OF COMPANY” of the Articles of Incorporation is amended and restated in its entirety to read as follows:

1.	Name of Company: BE Industries Inc.

Article III “CAPITALIZATION” of the Articles of Incorporation is amended and restated in its entirety to read as follows:

2.	Capitalization

The aggregate number of shares of capital stock which the corporation shall have authority to issue shall consist of One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Common Stock and/or Preferred Stock of the Corporation may be issued from time to time without prior approval by the Corporation’s stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

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The Board of Directors is expressly authorized, subject to limitations prescribed by the NRS and the provisions of this Certificate of Incorporation, to provide by resolution or resolutions from time to time, and by filing a certificate(s) pursuant to the NRS, for the issuance of shares of Preferred Stock in one or more class or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such class or series, and any qualifications, limitations or restrictions of such preferences and rights, including, without limitation, dividend rights, conversion rights, voting rights (if any), redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, in each instance as the Board of Directors may determine in its sole discretion and without stockholder approval. Each class or series shall be designated so as to distinguish the shares thereof from the shares of all other classes and series. All shares of a series of Preferred Stock shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise specifically provided in the designation and description of the series, with those of other series of the same class.

Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”), each share of the Common Stock that is issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Nevada shall be automatically changed and reclassified into a smaller number of shares such that each [            ] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders’ old stock certificate. No stockholders will receive cash in lieu of fractional shares.

FOURTH:  That the foregoing amendments have been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in lieu of meeting in accordance with Section 78.320 of the NRS.

FIFTH:  That the aforesaid amendment was duly adopted in accordance with the laws of the State of Nevada.

SIXTH:  This Certificate of Amendment shall be effective as of , 2016.

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IN WITNESS WHEREOF, NAC Global Technologies, Inc. has caused this Certificate to be executed by its authorized officer on this day of      , 2016.

NAC GLOBAL TECHNOLOGIES, INC.

By:
Name:
Office:

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